Exhibit 3.4
CERTIFICATE OF CORRECTION
FILED TO CORRECT A CERTAIN ERROR IN THE
CERTIFICATE OF LIMITED PARTNERSHIP
OF
NNN HEALTHCARE/OFFICE REIT HOLDINGS, L.P.

1.	The name of the limited partnership is NNN HEALTHCARE/OFFICE REIT HOLDINGS, L.P.

2.
A Certificate of Limited Partnership was filed by the Secretary of State of Delaware on April 20, 2006 that requires correction as permitted by Section 17-213(a) of the Delaware Revised Uniform Limited Partnership Act.

3.	The inaccuracy or defect of the Certificate of Limited Partnership to be corrected is as follows: the limited partnership’s registered agent is incorrect.

4.	The registered agent’s name and address is corrected to read as follows:
Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, Delaware 19808 County of New Castle
[Signature on following page]

IN WITNESS WHEREOF, the undersigned has signed this Certificate of Correction of NNN HEALTHCARE/OFFICE REIT HOLDINGS, L.P. this 21st day of April, 2006.

NNN HEALTHCARE/OFFICE REIT, INC., its
General Partner

By:	/s/ Andrea R. Biller
Andrea R. Biller
Secretary